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                                                                   Exhibit 10.1

                            Penhall Acquisition Corp.

                                  $100,000,000
                            12% Senior Notes due 2006

                               PURCHASE AGREEMENT


                                                                   July 28, 1998


BT ALEX. BROWN INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o BT Alex. Brown
    One Bankers Trust Plaza
    130 Liberty Street
    New York, New York  10006


Ladies and Gentlemen:

                  Penhall Acquisition Corp., an Arizona corporation (the "Issuer"), hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Issuer proposes to issue and sell to the Initial Purchasers $100,000,000 aggregate principal amount of its 12% Senior Notes due 2006 (the "Notes"). The Notes will be unconditionally guaranteed upon consummation of the Mergers (as defined below) (the "Guarantees" and together with the Notes, the "Securities") on a senior basis by each of Phoenix Concrete Cutting, Inc.'s (the "Company") subsidiaries listed on the signature page of the Assumption Agreement (as defined below) (the "Guarantors"). The Securities are to be issued under an indenture to be dated as of August 1, 1998, by and among the Issuer and United States Trust Company of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture to be dated as of the Effective Time (as defined below) by and among the Company, the Guarantors and the Trustee (collectively, the "Indenture"). Upon the consummation of the Mergers the Issuer will be merged with and into the Company and the Company will, pursuant to the terms of an Assumption Agreement dated August 4, 1998 by and among the Company and the Guarantors (the "Assumption Agreement"), assume all of the Issuer's obligations under the Notes and the Indenture and the Company and the Guarantors will become a party hereto for the purposes set forth above.


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                                       2

                  The Issuer is issuing the Securities to effect a recapitalization (the "Recapitalization") of Penhall International, Inc., a California corporation ("PII" and when referred to herein prior to the Mergers, together with its subsidiaries the "Penhall Group"). The Recapitalization will be effected through the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated June 30, 1998 by and among PII, the stockholders of PII, the Company, Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS") and the Issuer. Pursuant to the Merger Agreement, a newly formed, wholly-owned subsidiary ("Phoenix Merger Sub") of the Company will be merged with and into PII (the "Reorganization Merger"), with PII continuing as the surviving corporation. Pursuant to the terms of the Merger Agreement, following a series of equity transfers contemplated within the Merger Agreement, the Company will receive common equity in PII such that the Company will become the corporate parent and will own all the outstanding capital stock of PII. Immediately, following the Reorganization Merger, the Issuer will be merged with and into the Company (the "Recapitalization Merger" and, together with the Reorganization Merger, the "Mergers"), with the Company continuing as the surviving corporation and the successor obligor on the Notes (the "Surviving Corporation"). Prior to or simultaneously with the consummation of the Recapitalization Merger, the Issuer will issue the Securities and enter into a new senior secured credit facility (such senior secured credit facility, including that certain credit agreement and all related security and collateral documents, the "New Credit Facility") providing for $20.0 million of term loans and up to $30.0 million of revolving loans, and all indebtedness of the Company other than approximately $3.7 million of notes payable will be repaid (the "Refinancing"). In addition, pursuant to the terms of the Merger Agreement, BRS and certain affiliated entities, and certain members of PII management, have agreed to purchase $21.1 million and $.2 million, respectively of common and preferred equity of the Surviving Corporation (the "Equity Contribution") and certain management stockholders of PII have agreed to convert $8.7 million of the equity they receive in the Company into common and preferred equity of the Surviving Corporation after the Recapitalization Merger (the "Equity Rollover"). As part of the consideration for the Mergers an existing stockholder of PII has agreed to acquire shares of 10.5% Senior Exchangeable Preferred Stock issued by the Company (the "Senior Exchangeable Preferred Stock"). Following the consummation of the Recapitalization Merger, the Company will change its corporate name to "Penhall International Corp." and PII will change its corporate name to "Penhall Rental Corp."

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                  The Securities will be offered and sold to the Initial
Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Securities, the Issuer has prepared a preliminary offering memorandum dated July 1, 1998 (the "Preliminary Memorandum") and a final offering memorandum dated July 28, 1998 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, the terms of the Mergers and the Refinancing, a description of the Issuer and the Penhall Group and any material developments relating to the Issuer and the Penhall Group occurring after the date of the most recent historical financial statements included therein.

                  The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Surviving Corporation and the Guarantors will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

                  2. Representations and Warranties. The Issuer and, at and as of the Effective Time (as defined below), the Company and the Guarantors, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers that:

                  (a) Neither the Preliminary Memorandum as of its date nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuer, the Company or any of their agents or advisors in writing by the Initial Purchasers expressly for use



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in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

                  (b) As of the Effective Time, the Surviving Corporation will have the capitalization set forth in the pro forma column of the Final Memorandum under the heading "Capitalization;" all of the subsidiaries of the Company after giving effect to the Mergers are listed in Schedule 2 attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); except as described in the Final Memorandum, all of the outstanding shares of capital stock of the Issuer, the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are or on the Closing Date will have been fully paid and nonassessable and were not or on the Closing Date will not have been issued in violation of any preemptive or similar rights except for liens under the New Credit Facility; except as described in the Final Memorandum, all of the outstanding shares of capital stock of the Subsidiaries after giving effect to the Mergers will be owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions or pursuant to the New Credit Facility); except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Issuer, the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

                  (c) Each of the Issuer (up until the time of the Recapitalization Merger), the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial



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or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

                  (d) The Issuer has, and immediately after the effective time of the Recapitalization and the Recapitalization Merger (the "Effective Time") the Company will have, all requisite corporate power and authority to execute, deliver and perform each of its respective obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in substantially the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Issuer and, immediately after the Effective Time, will have been duly and validly authorized by the Company and, when executed and delivered by the Issuer and the Company, as the case may be, and authenticated by the Trustee in accordance with the provisions of the Indenture and the Registration Rights Agreement and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Issuer and the Company, as applicable, entitled to the benefits of the Indenture, and enforceable against the Issuer and the Company, as applicable, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether considered in a proceeding in equity or at law).

                  (e) The Issuer has and, immediately after the Effective Time, each of the Company and the Guarantors will have, all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Issuer. Immediately after the Effective Time, the Indenture will have been duly and validly authorized by the Company and the Guarantors. When executed and delivered by the Issuer, the Company and the Guarantors (assuming the due authorization, execution and delivery by and enforceability against, the Trustee), the Indenture will constitute a valid and legally binding agreement of each of the Issuer, the Company and the Guarantors, enforceable against the Issuer, the Company and the Guarantors in accordance with its

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terms, except that the enforcement thereof may be subject to (i)
bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether considered in a proceeding in equity or at law).

                  (f) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Company and the Guarantors have all requisite corporate power and authority to execute and deliver the Assumption Agreement and to perform each of their respective obligations under the Registration Rights Agreement which arise from the assumption thereof. The Registration Rights Agreement has been duly and validly authorized by the Issuer, and, immediately after the Effective Time and assumption thereof pursuant to the Assumption Agreement, will have been duly and validly authorized by each of the Company and the Guarantors and, when executed and delivered by each of the Issuer, the Company and the Guarantors (to the extent a party thereto), assuming the due authorization, execution and delivery by and enforceability against, the Initial Purchasers, each of the Registration Rights Agreement and the Assumption Agreement will constitute a valid and legally binding agreement of each of the Issuer, the Company and the Guarantors (to the extent a party thereto) enforceable against the Issuer, the Company and the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (g) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company and the Guarantors have all requisite corporate power and authority to perform each of their respective obligations under this Agreement which arise as a result of their assumption of this Agreement pursuant to the Assumption Agreement. This Agreement and the consummation by the Issuer of the transactions contemplated hereby have been duly and validly



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authorized by the Issuer and at and immediately after the Effective Time, will have been duly and validly authorized by each of the Company and the Guarantors. This Agreement has been duly executed and delivered by the Issuer and at and immediately after the Effective Time the Company and the Guarantors will have duly executed and delivered the Assumption Agreement.

                  (h) Each of the Issuer, the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Merger Agreement and the New Credit Facility to the extent a party thereto and to consummate the transactions contemplated in the Final Memorandum under the caption "The Transactions."

                  (i) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in this Agreement, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuer of the Notes to the Initial Purchasers or the consummation by the Company and the Guarantors of the other transactions contemplated hereby, except (i) such as have been on or prior to the Closing Date will have been obtained, (ii) such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (iii) as may be required by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement or (iv) that if not obtained could not reasonably be expected to have a Material Adverse Effect. Except as described in the Final Memorandum and the New Credit Facility (including the schedules thereto), none of the Issuer or, to the knowledge of the Issuer after due inquiry, the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document),
(ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, permit, certificate, contract, or other agreement to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, the "Contracts"), except for any such breach, default, violation or

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event that would not, individually or in the aggregate, have a Material Adverse
Effect.

                  (j) The execution, delivery and performance by each of the Issuer, the Company and the Guarantors of this Agreement, the Indenture and the Registration Rights Agreement, the Guarantees, the Merger Agreements and the New Credit Facility, to the extent a party thereto, and the consummation by the Issuer, the Company and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of
(i) to the knowledge of the Issuer after due inquiry, the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Issuer, the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws, the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof and compliance with the Act with respect to the exchange of the Notes for Exchange Notes and the obligations of the parties hereto under the Registration Rights Agreement) any statute, judgment, decree, order, rule or regulation applicable to the Issuer, or to the knowledge of the Issuer after due inquiry, the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (k) Immediately after the Effective Time, the Guarantees and the Guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes (the "Exchange Guarantees") will have been duly and validly authorized by the Guarantors. When the Notes are duly and validly authorized, executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, the Guarantees, immediately after the Effective Time, will be the legally valid and binding obligations of the Guarantors enforceable against the Guarantors, in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereinafter in effect relating to or


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                                       9


affecting creditors' rights generally and (ii) by general principles of equity or by the discretion of the court before which any proceeding therefor may be brought (regardless of whether considered in a proceeding in equity or at law). When the Exchange Notes and the Private Exchange Notes are duly executed, issued, authenticated and delivered in accordance with the terms of the Indenture, the Guarantees of the Exchange Notes and the Private Exchange Notes will be the legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (ii) by general principles of equity or by the discretion of the court before which any proceeding therefor may be brought (regardless of whether considered in a proceeding in equity or at law).

                  (l) The audited consolidated financial statements and the notes thereto of each of the Penhall Group and Highway Services, Inc. included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of each of the Penhall Group and Highway Services, Inc. at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Each of KPMG Peat Marwick L.L.P., Moss Adams L.L.P., and John A. Knutson & Co. P.L.L.P. (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

                  (m) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

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                  (n) Except as may be disclosed in the Final Memorandum, there is not, to the knowledge of the Issuer, pending or threatened any action, suit, proceeding, inquiry or investigation to which the Issuer, the Company or the Subsidiaries are a party, or to which the property or assets of the Issuer, the Company or the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that (i) would be required to be described in a prospectus pursuant to the Act that is not described in the Final Memorandum, or (ii) if determined adversely to the Issuer, the Company or the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum. To the knowledge of the Issuer, after due inquiry, there are no material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

                  (o) To the knowledge of the Issuer after due inquiry, the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; to the knowledge of the Issuer, each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and to the knowledge of the Issuer, no event has occurred that would reasonably be expected to allow, or after notice or lapse of time would reasonably be expected to allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except where such revocation or termination would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Issuer, the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

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                                       11


                  (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) there has been no material adverse change in the business, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) none of the Issuer, the Company or the Subsidiaries has purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Issuer, the Company or the Subsidiaries (other than in the ordinary course of business).

                  (q) The Issuer has not had any historical operations of its own, and has been formed for the sole purpose of issuing the Notes and effecting the Mergers, the Recapitalization, the Reorganization, the Refinancing and related transactions. The Issuer has (i) no material liabilities or obligations, direct or contingent, and has not entered into or agreed to enter into any material transactions or contracts (written or oral) other than this Agreement, the Registration Rights Agreement, the Indenture, the Merger Agreement and other ancillary agreements relating to the Mergers and the transactions described in the previous sentence and (ii) has not purchased any of its outstanding stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

                  (r) To the knowledge of the Issuer, each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all material taxes shown as due thereon except as may be set forth or adequately reserved for in the financial statements included in the Final Memorandum in accordance with GAAP; and other than tax deficiencies which the Company or the Subsidiaries are contesting in good faith and for which the Company or the Penhall Group has provided adequate reserves, the Issuer has no knowledge of any tax deficiency that has been asserted against the Company or the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

                  (s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuer, the Company and the Guarantors believe to be reliable and accurate.

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                                       12


                  (t) None of the Issuer, the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (u) To the knowledge of the Issuer, the Company and the Subsidiaries have good and marketable title to all real property and own all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or as contemplated by the New Credit Facility or to the extent the failure to have such title or ownership or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Issuer, all leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them are bound are valid and enforceable against the Company or the Subsidiaries, as the case may be, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of the Issuer, the Company or the Subsidiaries, as the case may be, own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary (in any material respect) to conduct the businesses now operated by them as described in the Final Memorandum except where the failure to own or possess such licenses or other rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Issuer or to the knowledge of the Issuer after due inquiry, the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

                  (v) Except as disclosed in the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Issuer after due inquiry, (A) the Company and the Subsidiaries are in compliance

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                                       13



with and have no liability under applicable Environmental Laws (as defined below), (B) the Company and the Subsidiaries have made all filings and provided all notices required under any applicable Environmental Law, and have and are in compliance with all Permits required under applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against the Company or the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any material assets, facility or property owned, operated, leased or controlled by the Company or the Subsidiaries, (E) neither the Company nor the Subsidiaries have received notice that they have been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, and (F) no property or facility currently owned or leased, by the Company or any of the Subsidiaries is
(i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated under CERCLA, or, in each of clauses (i) or (ii), comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials or substances into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials or substances and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (w) To the knowledge of the Issuer, except as described in the Final Memorandum, there is no material strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries or to the knowledge of the Issuer or any of the Guarantors threatened against the Company or any of the Subsidiaries except for such strikes, labor disputes, slowdowns or work stoppages that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (x) To the knowledge of the Issuer, the Company and the Subsidiaries carry insurance in such amounts and covering such risks as are adequate for the conduct of their business and the value of their properties except where the failure to carry such insurance would not, individually or in the aggregate, have a Material Adverse Effect.

                  (y) To the knowledge of the Issuer, the Company and the Subsidiaries (i) make and keep accurate books and records in all material respects and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to their assets are permitted only in accordance with management's authorization and (D) the reported accountability for their assets are compared with existing assets at reasonable intervals.

                  (z) None of the Issuer, the Company or the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (aa) The Securities, the Indenture, the Registration Rights Agreement, the New Credit Facility and the Merger Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

                  (bb) Notwithstanding any other registration rights that holders of the securities of the Issuer, the Company or the Subsidiaries might possess, such securities holders have agreed to waive the rights to have such securities registered under the registration statements required to be filed by the Issuer, the Company and the Guarantors pursuant to the Registration Rights Agreement.

                  (cc) Immediately after the consummation of the transactions contemplated by this Agreement and the Merger Agreement, the fair market value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the present fair salable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, or (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

                  (dd) None of the Issuer, the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (other than the Initial Purchasers and persons acting on their behalf as to which no representation is made), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering of the Securities within the meaning of
Section 4(2) of the Act. Assuming the accuracy of and compliance with the representations, warranties and covenants of the Initial Purchasers in Section 8 hereof, and compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA prior to the effectiveness of any Registration Statement.

                  (ee) No securities of the Issuer, the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under
Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (ff) None of the Issuer, the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                  (gg) None of the Issuer, the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Issuer, the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

                  (hh) The Issuer has delivered or made available to the Initial Purchasers true and correct executed copies of the Merger Agreement and all of the ancillary documents related thereto and there have been no amendments, alterations or modifications thereto or waivers of any of the provisions thereof. The representations and warranties of the Issuer, the Company and each Subsidiary set forth in the Merger Agreement will be true and correct as of the Closing Date (except to the extent that any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct as of such date) except to the extent the failure of any such representation or warranty to be true would not have a Material Adverse Effect.

                  (ii) Except as set forth in the Final Memorandum, the Company and the Subsidiaries have no liability for any prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or funding deficiency within the meaning of Section 302 of ERISA or any complete or partial withdrawal liability under Section 4201 of ERISA with respect to any pension, profit sharing or other plan which is subject to ERISA to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant, which prohibited transaction liability or withdrawal liability is reasonably likely to have a Material Adverse Effect. With respect to such plans, the Penhall Group is to the best knowledge of the Issuer, in compliance in all material respects with all applicable provisions of ERISA.

                  (jj) The Company has consummated the acquisition of all of the assets of Highway Services, Inc. ("HSI") pursuant to the terms of the Asset Purchase Agreement dated April 29, 1998 by and among HSI, Gary Aamold, Peter Lewis, John Roudebush and Penhall Company.

                  Any certificate signed by any officer of the Company or any Guarantor and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Guarantors to each Initial Purchaser as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer and, at and as of the Effective Time, the Company and the Guarantors agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase, the Securities in the respective amounts set forth on Schedule 1 hereto from the Issuer at 97% of their principal amount. The Company agrees, immediately upon the consummation of the Recapitalization Merger, to assume all of the Issuer's obligations under the Notes and the Indenture. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Issuer at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuer to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of federal (same day) funds to such account or accounts as the Issuer shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York at 9:00 A.M. (New York time), on August 4, 1998, or at such other place, time or date not later than seven full business days thereafter as the Initial Purchasers, on the one hand, and the Issuer, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Issuer will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Dechert Price & Rhoads in New York, New York, at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Issuer, the Company and the Guarantors. The Issuer and, at and as of the Effective Time, the Company and the Guarantors covenant and agree, jointly and severally, with each of the Initial Purchasers that:

                  (a) The Issuer will not and, at and after the Effective Time, the Company and the Guarantors will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Issuer and the Company will, prior to the Closing Date, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                  (b) The Issuer will and, at and after the Effective Time, the Company and the Guarantors will, cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, neither the Issuer, the Company nor any of the Guarantors shall be required to qualify as a foreign corporation or as a dealer in securities or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final

Memorandum to comply with applicable law, the Issuer or the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Issuer will and, at and after the Effective Time, the Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Issuer will and, at and after the Effective Time the Company will, apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" and "The Transactions" in the Final Memorandum.

                  (f) For a period of five years hereafter the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, promptly after their preparation, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                  (g) None of the Issuer, the Company or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

                  (h) Except following the effectiveness of the Registration Statement, the Issuer will not and, at and after the Effective Time, the Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Act.

                  (i) For so long as any of the Securities remain outstanding and are restricted securities as defined in Rule 144 under the Act, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in

Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (j) The Issuer and on and after the Closing Date the Company and the Guarantors will use their best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) neither the Issuer nor the Company will register any transfer of such Securities not made, to its knowledge, in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

                  6. Expenses. The Issuer agrees to pay all costs and expenses incident to the performance of each of the Issuer's, the Company's and the Guarantors' obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuer, the Company or the Guarantors, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and reasonable disbursements of counsel for the Initial Purchasers relating thereto,
(vi) expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including fees and expenses of counsel for the Trustee, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuer, the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder in all material respects (other than, in any case, solely by reason of a default by the Initial Purchasers of their obligations hereunder), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. Except as specifically set forth herein, the Initial Purchasers shall pay their own costs and expenses including the costs and expenses of their counsel.

                  7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchasers shall have received (i) the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Dechert Price & Rhoads ("DP&R"), counsel for the Issuer which opinion shall be satisfactory to counsel for the Initial Purchasers, and substantially in the form of Exhibit A hereto, (ii) a reliance letter, dated as of the Closing Date and addressed to the Initial Purchasers, of DP&R, allowing the Initial Purchasers to rely on the opinion required to be delivered pursuant to Section 6.3(f) of the Merger Agreement, which opinion shall be satisfactory to counsel for the Initial Purchasers and (iii) a reliance letter, dated as of the Closing Date and addressed to the Initial Purchasers, of DP&R, allowing the Initial Purchasers to rely on the opinion delivered in connection with the execution and delivery of the New Credit Facility, which opinion shall be satisfactory to counsel for the Initial Purchasers;

                  (b) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Jennings, Strouss & Salmon, P.L.C., special Arizona counsel to the Issuer and the

Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the extent that:

                          (i) Each of the Issuer and the Company is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as described in the Final Memorandum. Each of the Issuer and the Company is duly qualified to do business as a foreign corporation in good standing in each of the jurisdictions where the conduct of its business or the ownership of property would require such qualification.

                         (ii) To the knowledge of such counsel, all of the outstanding shares of capital stock of the Issuer and the Company (including the capital stock issued in connection with the Equity Contribution, the Equity Rollover and the Senior Exchangeable Preferred Stock) have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights, to our knowledge, except for liens under the New Credit Facility.

                        (iii) Each of the Issuer and the Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Securities, the Exchange Securities and the Private Exchange Securities; the Indenture has been duly and validly authorized by each of the Issuer and the Company.

                         (iv) The issuance of the Notes has been duly and validly authorized by the Issuer and the Company.

                          (v) The issuance of the Exchange Notes and the Private Exchange Notes has been duly and validly authorized by the Company.

                         (vi) Each of the Issuer and the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by the Company and the Issuer.

                        (vii) The Guarantees have been duly and validly authorized for issuance and sale to the Initial Purchasers.

                       (viii) Each of the Issuer and the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Assumption Agreement and to consummate the transactions contemplated hereby; this Agreement, the Assumption Agreement and the consummation by the Issuer and the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by each of the Issuer and the Company. This Agreement has been duly executed and delivered by each of the Issuer and the Company.

                         (ix) To the knowledge of such counsel, the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Assumption Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the articles of incorporation or bylaws (or similar organizational document) of the Issuer or the Company, or (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any present law or regulation of any governmental agency or authority of the State of Arizona or the Arizona General Business Corporation Act, or (iii) based solely on a review of judgments, decrees, orders and rulings disclosed by the Issuer, the Company and the Arizona Guarantors in officers' certificates, any judgment, decree, order or rule known to such counsel to be applicable to the Issuer or the Company or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                          (x) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Issuer or the Company of the Securities to the Initial Purchasers or the consummation by the Issuer or the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

                         (xi) Upon the payment of any filing fee and proper filing of the certificate of the Articles of Merger and Plan of Merger with the Arizona Corporation Commission, the Recapitalization Merger will be effective, as contemplated by the Merger Agreement, assuming publication in accordance with the laws of the State of Arizona.

                  Such counsel shall also state that in rendering the opinion required by Section 7(a) and (d) hereof, each of Dechert Price & Rhoads and Cahill Gordon & Reindel may rely upon the opinions provided hereby. Such counsel shall also allow the Initial Purchasers to rely upon the opinions required to be delivered by such counsel pursuant to the terms of the Merger Agreement and in connection with the execution of the New Credit Facility, which opinions shall be in form and substance satisfactory to counsel for the Initial Purchasers.

                  (c) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Gibson, Dunn & Crutcher LLP, special California counsel to PII and Penhall Company (the "California Guarantors"), in form and substance satisfactory to counsel for the Initial Purchasers, to the extent that:

                          (i) Each of the California Guarantors is validly existing as a corporation under the laws of, and is in good standing in the State of California and has all requisite corporate power and authority to own its properties and conduct its business as described in the Final Memorandum.

                         (ii) Each of the California Guarantors has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Securities, the Exchange Securities and the Private Exchange Securities; the Supplemental Indenture, which provides that each of the California Guarantors shall thereby become a party to the Indenture, has been duly and validly authorized by each of the California Guarantors.

                        (iii) The Guarantees have been duly and validly authorized by each of the California Guarantors. The Guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes (the "Exchange Guarantees") have been duly and validly authorized by each of the California Guarantors.

                         (iv) Each of the California Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Assumption Agreement, which provides that each of the California Guarantors shall thereby become a party to this Agreement and the Registration Rights Agreement, has been duly and validly authorized by the California Guarantors.

                          (v) Each of the California Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed by each of the California Guarantors.

                         (vi) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the certificate of incorporation or bylaws (or similar organizational document) of either of the California Guarantors, or
         (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and compliance of the Reorganization Merger and Certificate of Merger with the requirements of the California Corporations Code and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) the California Corporations Code or any other present law or regulation of any governmental agency or authority of the State of California applicable to the California Guarantors that, in our experience, is generally applicable to transactions in the nature of those contemplated by this Agreement, the Indenture or the Registration Rights Agreement, or (iii) any judgment, decree, order or rule known to such counsel to be applicable to the California Guarantors or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                        (vii) No consent, approval, authorization or order of any California governmental authority is required for the consummation by the California Guarantors of the transactions contemplated hereby under any present law or regulation of any governmental agency or authority of the State of California applicable to the California Guarantors that, in our experience, is generally applicable to transactions in the nature of those contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

                  Such counsel shall also state that in rendering the opinion required by Section 7(a) and (d) hereof, each of Dechert Price & Rhoads and Cahill Gordon & Reindel may rely upon this opinions provided hereby.

                  (d) On the Closing Date, the Initial Purchasers shall have received a letter from Irell & Manella allowing the Initial Purchasers to rely upon their opinions delivered pursuant to the terms of the Merger Agreement and in connection with the execution of the New Credit Facility, which opinions shall be in form and substance satisfactory to counsel for the Initial Purchasers.

                  (e) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (f) The Initial Purchasers shall have received from each of the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  (g) The representations and warranties of the Issuer contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Company and the Guarantors contained in this Agreement and made in the Assumption Agreement shall be true and correct as of the Closing Date; the statements of the Issuer's, the Company's and the

Guarantors' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuer, the Company and the Guarantors in all material respects shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (h) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (i) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), Penhall Group shall not have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (j) The Initial Purchasers shall have received separate certificates of each of the Issuer, the Company and each Guarantor, dated the Closing Date, signed on behalf of the Issuer, the Company and each Guarantor by its Chairman of the Board, President or any Vice President and the Chief Financial Officer, to the effect that:

                          (i) The representations and warranties of the Issuer, the Company or the Guarantors as the case may be, contained in this Agreement are true and correct on and as of the Closing Date and, in the case of the Issuer, on the date hereof, and each of the Issuer, the Company and the Guarantors in all material respects has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                         (ii) At the Closing Date, since the date hereof or, except as described in the Final Memorandum, since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

                        (iii) To the knowledge of the Issuer, the Company or the Guarantor, as applicable, the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

                  (k) The New Credit Facility and each of the other documents necessary to consummate the transactions contemplated by the Final Memorandum under the caption "The Transactions" shall have been, or shall concurrently be, executed and delivered by the parties thereto, shall be in full force and effect and in form and substance consistent with the description thereof contained in the Final Memorandum in all material respects.

                  (l) On the Closing Date, the Company shall have received the proceeds from the Equity Contribution from BRS and the proceeds from the Equity Rollover from the management stockholders and the Senior Exchangeable Preferred Stock shall have been issued as described in the Final Memorandum.

                  (m) On or prior to the Closing Date, the Issuer, the Company and the Guarantors, as the case may be, shall have filed Certificates of Merger, in the states necessary to give effect to the Mergers contemplated by the Merger Agreement and each of the transactions set forth under "The Transactions" in the Final Memorandum, shall have been completed (other than those not contemplated, by the Final Memorandum, to occur on or prior to the Closing Date), including, but not limited to the Equity Rollover, the Equity Contribution.

                  (n) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuer and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (o) On the Closing Date the Company shall have assumed all of the Issuer's obligations under this Agreement, the Notes, the Indenture and the Registration Rights Agreement and the Guarantors will become parties to this Agreement, the Registration

Rights Agreement and the Indenture and such Guarantors will execute the Guarantees.

                  (p) On or prior to the Closing Date, the Merger Agreement shall have been amended to provide for the issuance of $10 million of Senior Exchangeable Preferred Stock to the Foundation (as defined in the Final Memorandum) in lieu of cash Merger consideration.

                  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuer, the Company and the Subsidiaries as they shall have heretofore reasonably requested.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Offering of Notes; Restrictions on Transfer. (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a Qualified Institutional Buyer ("QIB") and an "accredited investor" within the meaning of Regulation D under the Act. Each of the Initial Purchasers represents, warrants and agrees with the Company (as to itself only) that (i) it, its affiliates and any person acting for its benefit has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A; and (ii) it, its affiliates and any person acting for its benefit has and will solicit offers for the Securities only from, and will offer and sell the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance on Regulation S; provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

                  (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that
(i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it, nor its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases

Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

                  (c) Each Initial Purchaser represents, warrants and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchaser or with the prior written consent of the Issuers, the Company and the Guarantors.

                  (d) The Initial Purchasers agree that prior to or simultaneously with the confirmation of sale by it to any purchaser of any of the Securities purchased by such Initial Purchasers from the Issuer pursuant hereto, it shall furnish to that purchaser a copy of the Final Memorandum.

                  (e) In addition to the foregoing, the Initial Purchasers acknowledge and agree that the Issuer and the Company and for purposes of delivering their opinions pursuant to Sections 7(a), (b) and (c), counsel for the Issuer, the Company and the Guarantors may rely upon the accuracy and truth of the representations, warranties and agreements of the Initial Purchasers and its compliance with its agreements contained in this Section 8, and the Initial Purchasers hereby consent to such reliance.

                  Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

                  9. Indemnification and Contribution. (a) Each of the Issuer, the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section

20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                          (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by any of the Issuer, the Company or the Guarantors or based upon written information furnished by or on behalf of the Issuer, the Company or the Guarantors filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

                         (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuer, the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuer by the Initial Purchasers specifically for use therein. This indemnity agreement will be in addition to any liability that the Issuer, the Company and the Guarantors may otherwise have to the indemnified parties; and provided further, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Memorandum, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Initial Purchaser that sold the Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the ex-tent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of such Initial Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum if the Issuer or the Company had previously furnished copies thereof to such Initial Purchaser and the Final Memorandum corrected such untrue statement or omission or alleged untrue statement or omission. The Issuer, the Company and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which consent shall not be unreasonably withheld.

                  (b) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Company and the Guarantors, their respective directors and officers and each person, if any, who controls the Issuer, the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer, the Company or any Guarantor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or
(ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuer by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuer, the Company or any Guarantor or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this
Section 9 for any settlement of any claim or action effected without their con-sent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of BT Alex. Brown Incorporated, which consent shall not be unreasonably withheld, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the indemnifying party being materially prejudiced and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel reasonably acceptable to the indemnifying party to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party will not be liable for the costs and expenses of any settlement of any action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or

(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuer and the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuer and the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Company on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuer, the Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuer, the Company and the Guarantors, each officer of the Issuer, the Company and the Guarantors and each person, if any, who controls the Issuer, the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Ex-change Act, shall have the same rights to contribution as the Company and the Guarantors.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuer, the Company and the Guarantors and their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of
(i) any investigation made by or on behalf of the Issuer, the Company, the Guarantors, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuer given prior to the Closing Date in the event that the Issuer, the Company or any of the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto (other than as a result of a default by the Initial Purchasers) or, if at or prior to the Closing Date:

                          (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                         (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                        (iii) a banking moratorium shall have been declared by New York or United States authorities;

                         (iv) there shall have been (A) a significant outbreak or escalation of hostilities between the United States and any foreign power, or (B) a significant outbreak or escalation of any other insurrection or armed conflict involving the United States or any other significant national or international calamity or emergency or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

                          (v) any securities of the Issuer, the Company or the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The statements set forth (i) in the last paragraph on the front cover page, (ii) in the third and fourth sentences of the fourth paragraph and in the sixth paragraph under the heading "Private Placement" in the Final Memorandum, and
(iii) in the legend concerning over-allotments and stabilizing on the inside cover page (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuer or the Company for the purposes of Sections 2(a) and 9 hereof.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to BT Alex. Brown Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company at 1801 Penhall Way, P.O. Box 4609, Anaheim, California 92803, Attention: Chief Financial Officer; with a copy to Dechert Price & Rhoads,

30 Rockefeller Plaza, New York, New York 10112, Attention: Bruce B. Wood, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. Binding Effect. The provisions of this Agreement will not be binding upon the Company or any of the Guarantors prior to the consummation of the Mergers.

                  15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuer, the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuer, the Company and the Guarantors, their officers and any person or persons who control the Issuer, the Company and the Guarantors within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuer and the Initial Purchasers.

                                                 Very truly yours,

                                                 PENHALL ACQUISITION CORP.


                                                 By:  /s/  Paul D. Kaminski
                                                    ------------------------
                                                    Name:  Paul D. Kaminski
                                                    Title: Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.


BT ALEX. BROWN INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION

By:  BT ALEX. BROWN INCORPORATED


By: /s/ Keith Stimson
   -----------------------------
       Name:  Keith Stimson
       Title: Vice President

                                                                      SCHEDULE 1




                                                                  Principal
                                                                  Amount of
Initial Purchasers                                                Notes
------------------                                                --------------

BT Alex. Brown Incorporated...................................    $70,000,000
Credit Suisse First Boston Corporation........................    $30,000,000
                                                                  --------------
          Total...............................................    $100,000,000
                                                                  ------------
                                                                  ------------



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                                                                      SCHEDULE 2



                                  Subsidiaries


                                                Jurisdiction of
Name                                            Incorporation
----                                          ------------------
Penhall International, Inc.1                    California

Penhall Company                                 California















--------------
1        Corporate name will be changed to Penhall Rental Corp.



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                                                                       Exhibit A


                             Form of Opinion of DP&R


                    (i) The Indenture meets the requirements for qualification under the TIA. When the Indenture shall have been duly authorized, executed and delivered by the Issuer, it will constitute a valid and legally binding obligation of the Issuer, and, subsequent to the consummation of the Recapitalization Merger, when the Indenture shall have been duly authorized by the Company and each Guarantor and the Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and each Guarantor, the Indenture and the Supplemental Indenture will constitute a valid and legally binding obligation of the Company and each Guarantor, in each case enforceable against the Issuer, the Company and each Guarantor (to the extent a party thereto) in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                   (ii) Subsequent to the consummation of the Recapitalization Merger, when the Assumption Agreement shall have been duly authorized, executed and delivered by the Company and each Guarantor, the Assumption Agreement will constitute a valid and legally binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (iii) The Securities conform in all material respects to the description thereof contained in the Final Memorandum. The Notes are in the form contemplated by the Indenture and the Supplemental Indenture. When the Notes shall have been duly authorized, executed and delivered by the Issuer and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee in accordance with the Indenture and the due authentication of the Notes by the Trustee in accordance with the Indenture), the Notes will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Issuer, and, subsequent to the consummation of the Recapitalization Merger, when the Company shall have duly authorized the Indenture and duly authorized, executed and delivered the Notes and the Supplemental Indenture (assuming the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Trustee in accordance with the Indenture and the due authentication of the Notes by the Trustee in accordance with the Indenture), the Notes will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, in each case enforceable against the Issuer and the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                   (iv) The Guarantees are in the form contemplated by the Indenture. Subsequent to the consummation of the Recapitalization Merger, when each Guarantor shall have duly authorized the Indenture and duly authorized, executed and delivered the Guarantees and the Supplemental Indenture and when the Notes shall have been paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Trustee in accordance with the Indenture and the Supplemental Indenture and the due authentication of the Notes by the Trustee in accordance with the Indenture and the Supplemental Indenture), the Guarantees will be entitled to the benefits of the Indenture, and will be valid and legally binding obligations of each Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (v) When the Registration Rights Agreement shall have been duly authorized, executed and delivered by the Issuer, it will constitute a valid and binding obligation of the Issuer and, subsequent to the consummation of the Recapitalization Merger, when the Registration Rights Agreement shall have been duly authorized by the Company and each Guarantor and when the Assumption Agreement shall have been duly authorized, executed and delivered by the Company and each Guarantor, the Registration Rights Agreement will constitute a valid and legally binding obligation of the Company and each Guarantor, in each case enforceable against the Issuer, the Company and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                   (vi) The Registration Rights Agreement, the Merger Agreement and the New Credit Facility conform in all material respects to the descriptions thereof in the Final Memorandum.

                  (vii) To our knowledge, no authorization, approval, consent or order of any governmental authority of the United States or the State of New York is required for the execution, delivery and performance by the Issuer, the Company and the Guarantors of their obligations under the Purchase Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Assumption Agreement and the Securities (to the extent a party thereto) (subject to the opinion set forth in paragraph (xi) as it relates to the Act and the TIA), except (i) such authorizations, approvals, consents, orders, filings or registrations as may be required under state securities or Blue Sky laws or regulations, (ii) such authorizations, approvals, consents, orders, filings or registrations as may be required under the conduct rules of the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Securities, (iii) with respect to the Registration Rights Agreement and the transactions contemplated thereunder, such filings or registrations as are required under the Act, the Exchange Act or the TIA or the rules and regulations of the Commission promulgated thereunder and (iv) such authorizations, approvals, consents, orders, filings, or registrations as have been obtained and are in full force and effect.

                 (viii) The execution, delivery and performance by each of the Issuer, the Company and the Guarantors of its obligations under the Purchase Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Assumption Agreement and the Securities (to the extent a party thereto) will not (i) result in a breach or violation of any statute, rule or regulation of the United States or the State of New York applicable to the Issuer, the Company or the Guarantors or any order known to such counsel of any governmental agency or body or any court of the United States or the State of New York having jurisdiction over any of the Issuer, the Company or the Guarantors or any of its properties (except that such counsel need not express any opinion as to state securi-ties or Blue Sky laws, or fraudulent conveyance, fraudulent transfer or similar laws), or (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument (A) known to such counsel to which the Issuer is a party or (B) to which the Company or any Guarantor is a party and which is listed on Schedule 2.19 to the Merger Agreement, except in the cases of clauses (i) and (ii) to the extent any such breach, violation or default, singly or in the aggregate with all other such breaches, violations and defaults, would not reasonably be expected to result in a Material Adverse Effect.

                   (ix) To our knowledge, except as disclosed in the Final Memorandum, there are no pending or threatened actions, suits or proceedings against the Issuer or any of its properties which (i) question the validity of the Purchase Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Assumption Agreement or the Securities or which are otherwise material in the context of the issuance and sale of the Securities, or (ii) if determined adversely to the Issuer, would be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

                    (x) None of the Issuer, the Company or either Guarantor is, and immediately after the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum under the caption "Use of Proceeds" none of the Issuer, the Company or the Guarantors will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                   (xi) Assuming (i) the accuracy of, and compliance with, the representations, warranties and agreements of the Issuer, the Company and the Guarantors set forth in Sections 2(dd), 2(ee), 2(gg) and 5 of the Purchase Agreement, (ii) the accuracy of, and compliance with, the representations, warranties and agreements of the Initial Purchasers set forth in Section 8 of the Purchase Agreement, (iii) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in the Final Memorandum and (iv) the accuracy of, and compliance with, the representations, warranties and agreements made in accordance with the Purchase Agreement, the Final Memorandum and the Indenture by purchasers to whom the Initial Purchasers initially resell Securities and the receipt by such purchasers of a copy of the Final Memorandum prior to such sale, it is not necessary in connection with the offer and sale of the Securities or in connection with the initial resale of the Securities in the manner contemplated by the Purchase Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the TIA (it being understood that no opinion is expressed as to any subsequent resale of the Securities).

                  (xii) When the Exchange Notes and Private Exchange Notes shall have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), the Exchange Notes and the Private Exchange Notes will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 (xiii) Assuming that the proceeds of the offering of the Securities will be applied as described in the Final Memorandum under the caption "Use of Proceeds," neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (xiv) Each of the Issuer, the Company and the Guarantors is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction set forth opposite their respective names on Schedule A hereto.

                   (xv) The opinion described above may state that it is limited to the laws of the United States of America and the State of New York. In rendering the opinions set forth above, Dechert Price & Rhoads may assume and/or rely on the opinions provided pursuant to Sections 7(b) and (c) hereof.

                  (xvi) The Initial Purchasers shall also have received a letter, dated the Closing Date, from Dechert Price & Rhoads, to the effect that such counsel has no reason to believe that, as of the date of the Final Memorandum or as of the Closing Date, the Final Memorandum, as amended or supplemented (except for the financial statements and the notes related thereto and other financial, statistical and accounting data included therein, as to which such counsel need not express any belief), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In writing such letter with respect to the matters covered by this paragraph, such counsel may state that their belief is based upon their participation in the preparation of the Final Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  Additionally, the Initial Purchasers shall have received a letter, dated the Closing Date, from Dechert Price & Rhoads, to the effect that the Initial Purchasers may rely on the opinions of such counsel rendered pursuant to the Merger Agreement and the New Credit Facility.